SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                FORM 8-K/A-2

                               CURRENT REPORT

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported) February 27, 1998



                       MILLER BUILDING SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)





         Delaware                  0-14651            36-3228778
     (State or other         (Commission File       (I.R.S. Employee
     jurisdiction of             Number)             Indentification
     incorporation or                                     Number)
      organization)


       58120 County Road 3 South                         46517
           Elkhart, Indiana
    (Address of principle executive                    (Zip Code)
               offices)

                               (219) 295-1214
            (Registrant's telephone number, including area code)








ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     On February 27, 1998, Miller Building Systems, Inc., a
Delaware corporation ("Registrant"), executed a Stock Purchase Agreement ("Agreement") among the Registrant, and David Newman
( David ) and Marc Newman ( Marc  and, together with David,
 Seller ), and related documents pursuant to which Registrant acquired all of the issued and outstanding shares of common stock of United Structures, Inc., a New York corporation ( United ). United is headquartered in Vestal, New York and manufactures lightweight telecommunications shelters. The Agreement replaced the agreement made and entered into on January 29, 1998 between the parties. Barry Newman executed the Agreement only with respect to the provisions (i) regarding confidentiality and (ii) containing a covenant not to compete (the "Covenant Not to Compete"). The Covenant Not to Compete provides that David, Marc and Barry Newman will not compete with United's and Registrant's business for a period of 5 years, except such individuals can lease telecommunication towers and construct modular structures for their own use and not for sale to third parties. The Agreement also provides for the continued employment of David through June 27, 1998. The acquisition of United is effective as of January 1, 1998.

     The cash consideration portion of the Purchase Price paid by the Registrant to the Seller under the agreement consists of approximately $3,005,310, subject to a downward adjustment based on the difference between (a) the amount of receivables shown on United's balance sheet at December 31, 1997 and (b) the amount of these receivables actually collected by United between January 1, 1998 and August 31, 1998. Registrant held back $125,000 of the cash consideration for purposes of such adjustment. The maximum amount of cash consideration payable to Seller by Registrant on September 1, 1998 pursuant to such adjustment is $125,000.

     As additional consideration paid by Registrant to Seller under the Agreement, Seller will receive an aggregate number of shares of Registrant's common stock (the "Shares") based on pre-tax profits of United earned from January 1, 1998 to June 27, 1998 ("Pre-tax Profits"), calculated as follows: (x) for Pre-tax Profit in excess of $100,000 and including up to $500,000, Seller will receive an aggregate of $10,000 in Shares for each full $2,000 in Pre-tax Profit and (y) for Pre-tax Profit in excess of $500,000 and including up to $750,000, Seller will receive an aggregate of $2,000 in Shares for each full $2,000 of Pre-tax Profit. The value of Registrant's common stock to be paid to Seller will be based on the average closing price of Registrant's common stock during the fifteen trading days prior to June 27, 1998 with a floor and a ceiling. The maximum value of Registrant's common stock payable to Seller under the Agreement is $2,250,000. Registrant has agreed to register all Shares for resale under the Securities Act of 1933 as soon as Registrant is legally able to effect such registration. In the event that Registrant has not so registered the Shares by October 31, 1998, Seller may cause Registrant to redeem the Shares at a price equal to the aggregate value of such Shares as originally delivered to Seller.

     The sources of funds for the acquisition were the earnings of Registrant and the proceeds of a draw on Registrant's existing line of credit with NBD Bank, N.A., a national banking association.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.
          The following financial statements of United are filed herein.

          Report of Independent Accountants

          Balance Sheet as of December 31, 1997

          Statement of Income and Retained Earnings for the year ended December 31, 1997

          Statement of Cash Flows for the year ended December 31,
          1997

          Notes to Financial Statements

     (b)  Pro forma financial information.
          The following pro forma financial statements are filed herein:

          Pro Forma Condensed Consolidated Balance Sheet as of
          December 28, 1997

          Pro Forma Condensed Consolidated Statement of Income for the six months ended December 28, 1997

          Pro Forma Condensed Consolidated Statement of Income for the year ended June 28, 1997

          Notes to Pro Forma Condensed Consolidated Financial
          Statements





                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                MILLER BUILDING SYSTEMS, INC.

Date: April 14, 1998

                                By:  \Edward C. Craig
                                     Edward C. Craig,
                                     President and Chief
                                     Executive Officer











                           UNITED STRUCTURES, INC.
                  Report on Audit of Financial Statements
                   For the year ended December 31, 1997






                              C O N T E N T S







Report of Independent Accountants
Financial Statements:

  Balance Sheet

  Statement of Income and Retained Earnings

  Statement of Cash Flows

  Notes to Financial Statements




           REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors of United Structures, Inc.:

We have audited the accompanying balance sheet of United Structures, Inc. as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Structures, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As described in Note F, effective January 1, 1998 all of the Company's issued and outstanding shares of common stock were acquired by Miller Building Systems, Inc., and the Company became a wholly owned subsidiary of Miller Building Systems, Inc.




                                               /s/ Coopers & Lybrand L.L.P.




South Bend, Indiana
April 8, 1998




Balance Sheet
as of December 31, 1997


                                 ASSETS


Current assets:
  Cash and cash equivalents                                     $    294,576
  Accounts receivable, less allowance
    for doubtful receivables of $50,000                            3,507,885
  Inventories                                                      1,169,462

       Total current assets                                        4,971,923

Improvements and equipment, at cost:
  Leasehold improvements                                             193,647
  Machinery and equipment                                            130,086
  Office equipment                                                    16,555
  Vehicles                                                           139,911

                                                                     480,199
    Less, Accumulated depreciation and amortization                  113,786

       Improvements and equipment, net                               366,413

       Total assets                                             $  5,338,336


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings                                         $  1,100,000
  Current maturities of long-term debt                                28,385
  Accounts payable                                                 1,467,885
  Customer deposits and unearned revenue                           1,090,547
  Accrued sales taxes                                                279,391
  Other current liabilities                                           76,326

     Total current liabilities                                     4,042,534

Long-term debt, less current maturities                              102,475

     Total liabilities                                             4,145,009

Commitments and contingencies (Notes E and F)

Stockholders' equity:

Common stock, no par value: authorized 200 shares, issued
  and outstanding 100 shares                                          1,000
Retained earnings                                                 1,192,327

Total stockholders' equity                                        1,193,327

Total liabilities and stockholders' equity
                                                               $  5,338,336

      The accompanying notes are a part of the financial statements.



Statement of Income and Retained Earnings for the year ended December 31, 1997


Net sales                                                      $ 10,513,031

Costs and expenses:
  Cost of products sold                                           7,602,581
  Selling, general and administrative                             1,578,105
  Provision for doubtful receivables                                 50,000
  Interest expense                                                   87,113
  Interest income                                                   (14,504)

                                                                  9,303,295

Net income                                                        1,209,736

Retained earnings, beginning of year                                 71,163

Cash distributions to stockholders                                  (88,572)

Retained earnings, end of year                                 $  1,192,327







The accompanying notes are a part of the financial statements.





Statement Of Cash Flows
for the year ended December 31, 1997



Cash flows provided by (used in) operating activities:

  Net income                                                   $  1,209,736

  Adjustments to reconcile net income to
    net cash (used in) operating activities:
      Depreciation and amortization                                  54,883
      Other                                                             185
      Changes in current assets and liabilities:
        Accounts receivable                                      (2,216,184)
        Inventories                                                (825,463)
        Accounts payable                                            677,181
        Customer deposits and unearned revenue                      834,733
        Accrued sales taxes                                         245,696
        Other current liabilities                                    11,387

          Net cash (used in) operating activities                    (7,846)

Cash flows provided by (used in) investing activities:
  Purchase of improvements and equipment                           (263,447)
  Advances to related party                                        (254,773)
  Collection of advances to related party                           300,000

          Net cash (used in) investing activities                  (218,220)

Cash flows provided by (used in) financing activities:
  Proceeds from short-term borrowings                               533,333
  Proceeds from long-term debt                                      139,911
  Payments of long-term debt                                         (9,051)
  Advances from related party                                     1,763,222
  Payments of advances from related party                        (2,006,089)
  Cash distributions to stockholders                                (88,572)

         Net cash provided by financing activities                  332,754

Increase in cash and cash equivalents                               106,688

Cash and cash equivalents, beginning of year                        187,888

Cash and cash equivalents, end of year                         $    294,576

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                       $     73,532

Noncash investing and financing activities:
  Improvements and equipment purchased and related
    liability included in accounts payable                           76,825

      The accompanying notes are a part of the financial statements.




United Structures, Inc.

Notes To Financial Statements

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

     Nature of Business - United Structures, Inc. ("United") is engaged in the business of designing, manufacturing and marketing factory built structures, primarily for the telecommunications industry. During 1997, United utilized two manufacturing/warehouse facilities located in Kirkwood and Vestal, New York. Effective February 1998, all operations were consolidated in a new leased facility in Kirkwood, New York.

     The following is a summary of the accounting policies adopted by United which have a significant effect on the financial statements.

     Revenue Recognition and Concentration of Credit Risk - United generally recognizes revenues from the sales of its products upon the completion of manufacturing and the tranfer of title. United invoices certain of its customers before and during the manufacturing process and certain customers make advance payments on their orders. United records these amounts as customer deposits and unearned revenue and the revenue is recognized when the manufactured product is completed and the transfer of title occurs. At December 31, 1997, 66% of accounts receivable were from United's largest customer. The Company's two largest customers accounted for 29% and 24% of United's net sales for the year ended December 31, 1997.

     Cash and Cash Equivalents - United considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents for purposes of the statement of cash flows.

     Inventories - Inventories are stated at the lower of cost or market, with cost determined under the first-in, first-out method.

     Improvements and Equipment - Improvements and equipment are carried at cost less accumulated depreciation and amortization. Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed by the straight-line method over the expected useful lives of the improvements.

     Income Taxes - The stockholders of United have consented to United's election to be taxed as a S-Corporation as provided by the Internal Revenue Code. Accordingly, no provision or liability for federal and state income taxes have been reflected in the accompanying financial statements.

     Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




United Structures, Inc.

Notes To Financial Statements, Continued

B.   INVENTORIES.

     Inventories consist of the following:
              Raw materials                                    $    479,228
              Work in process                                       690,234

                                                               $  1,169,462

C.   DEBT.

     Short-Term Borrowings

     Short-term borrowings at December 31, 1997 represent outstanding advances under United's revolving bank line of credit. The credit agreement makes available up to $1.1 million through December 10, 1998; however, the maximum availability at any one time can not exceed the lesser of $1.1 million, or 80% of accounts receivable. Interest is payable monthly at the lender's prime rate plus 1%. At December 31, 1997, the effective interest
     rate was 9.5%.   Borrowings under the line of credit are collateralized by
     substantially all assets of United (see Note F).

     Long-Term Debt

     Long-term debt consists of the following:

       Related party installment obligations:
           Monthly payments of $843 including interest
           at 7.95%, with final maturity in August 2001         $    32,091

           Monthly payments of $568 including interest
           at 7.45%, with final maturity in May 2002                 25,599

           Monthly payments of $762 including interest
           at 7.45%, with final maturity in June 2002                34,888

      Installment loan, monthly payments of $950
      including interest at 7.95%, with final
      maturity in November 2001, collateralized by
      specific vehicle                                               38,282

           Total                                                    130,860

        Less, Current maturities                                     28,385

           Long-term debt                                       $   102,475

     The related party installment obligations are with Northeast United Corporation (see Note D). Northeast acquired three vehicles, on behalf of United, and financed the purchases with installment loans. The vehicles are titled to Northeast; however, United is utilizing the vehicles in its business operations, has informally assumed the obligations, and is making the monthly installment payments directly to the lender.




United Structures, Inc.

Notes To Financial Statements, Continued

C.   Debt, Concluded

     Interest expense applicable to the related party installment obligations aggregated $3,440 for the year ended December 31, 1997.

     As of December 31, 1997, the annual maturities of the long-term debt are as follows: 1998 - $28,385; 1999 - $30,662; 2000 - $33,122; 2001 - $31,424
     and 2002 - $7,267.

D.   RELATED PARTY TRANSACTIONS.

     During the year ended December 31, 1997, United had related party transactions with the following entities which are owned by United's stockholder(s) and family members related to the two stockholders of United : United Vestal L.L.C. ("Vestal"), United Kirkwood L.L.C. ("Kirkwood"), Northeast United Corporation ("Northeast") and 434 Construction Corp. ("434 Corp."). In addition to the related party loans (see Note C), United had the following related party transactions:

     Advances to Related Party

     During the year ended December 31, 1997, United made unsecured advances to Kirkwood which aggregated $254,773. Interest income of $14,504 (computed at 9.5%) was accrued on these advances. United collected $300,000 from Kirkwood on October 31, 1997 which resulted in a payable to Kirkwood of $30,723 (included in other current liabilities) at December 31, 1997.

     Accounts Payable

     Accounts payable at December 31, 1997 include $175,924 payable to related parties.

     Short-Term Borrowings

     At December 31, 1996, United had a $242,867 unsecured demand obligation payable to Northeast. During the year ended December 31, 1997, United received additional advances from Northeast which aggregated $1,763,222 and made aggregate repayments of advances of $2,006,089. Interest expense (computed at 9.5%) applicable to this related party borrowing arrangement aggregated $6,087 for the year ended December 31, 1997.

D.   RELATED PARTY TRANSACTIONS, Concluded.

     Leases

     For the year ended December 31, 1997, United leased its two (2) manufacturing facilities and its office facility from related parties under informal month-to-month lease arrangements. Related party rent expense for 1997 was as follows:

                 Lessor

                 Vestal                                        $     92,627
                 Kirkwood                                            64,600
                 Northeast                                           36,000

                                                               $    193,227

     In addition to the monthly lease payments, United was responsible for insurance, real estate taxes and normal repairs.

     Subcontracting Expense

     During the year ended December 31, 1997, United subcontracted with related party companies for labor and services. Subcontracting expenses (included in cost of products sold) paid to related parties for 1997 aggregated $336,946, and were paid to Northeast $286,788 and 434 Corp. - $50,158.

     Subcontracting Income

     United provided certain labor and services to related party companies during 1997 and was reimbursed for these services. Subcontracting income (netted against cost of products sold) from related parties aggregated $230,096 for the year ended December 31, 1997.

E.   COMMITMENTS AND CONTINGENCIES.

     Lease Commitments

     United leases a vehicle under an operating lease expiring April 24, 1999. Future annual minimum lease payments under this noncancellable lease are as follows: 1998 - $5,947 and 1999 - $1,982.




United Structures, Inc.

Notes To Financial Statements, Concluded

E.   COMMITMENTS AND CONTINGENCIES, Concluded.

     Rental expense for this vehicle lease aggregated $5,947 for the year ended December 31, 1997.

     Penalties and Interest

     As of December 31, 1997, accrued sales taxes of $279,391 represents unremitted sales taxes applicable to 1996 and 1997. Subsequent to the acquisition by Miller (see Note F), United has established procedures for timely remittance of sales taxes and is remitting all delinquent sales taxes. It is possible that the states may assess United penalties and interest in connection with the delinquent sales tax filings. United has not accrued any amounts for penalties and interest because, in connection with the sale transaction to Miller, United's stockholders agreed to indemnify Miller for any unpaid taxes, penalties and interest.

F.   SUBSEQUENT EVENTS.

     Ownership Change

     Effective January 1, 1998, the two stockholders of United sold all of United's issued and outstanding common shares to Miller Building Systems, Inc. ("Miller") and United became a wholly owned subsidiary of Miller.

     Debt Restructuring

     In connection with the acquisition of United by Miller, United's bank line of credit was amended. The amendment extended the maturity date to March 10, 1999, adjusted the interest rate to the lender's prime rate plus .5% and provided for a corporate guarantee by Miller.

     In connection with Miller's acquisition of United, the installment obligations of Northeast (see Note C) which were accounted for by United as related party loans were formally assumed by United and title to the related vehicles were transferred to United, subject to the lender's lien.

     Lease Agreement

     On February 27, 1998, United entered into a five-year lease agreement with Kirkwood (see Note D) to lease a 55,900 square foot maufacturing/office building in Kirkwood, New York. The lease agreement requires annual rental payments of $220,805, has an option to renew for an additional five-year term and contains an option to purchase the facility after February 28, 2000. United will also be responsible for real estate taxes, insurance and normal repairs. Future minimum annual lease commitments under this lease agreement, which aggregate $1,104,025, are payable as follows:
     1998 - $220,805; 1999 - $220,805; 2000 - $220,805; 2001 - $220,805 and
     2002 - $220,805.





                           MILLER BUILDING SYSTEMS, INC.
               PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Statements") are required by the rules of the Securities and Exchange Commission and are provided for informational purposes only. The Pro Forma Statements should not be considered indicative of the results that would have been or will be attained since they are based on historical rather than prospective information and include certain assumptions which are subject to change.

The Pro Forma Statements illustrate the effects of the transactions between Miller Building Systems, Inc. (the "Registrant") and United Structures, Inc. ("United"), and are based on the historical financial statements of the Registrant for the year ended June 28, 1997 and as of and for the six months ended December 28, 1997 and the historical financial statements of United as of December 31, 1997, for the twelve-month period ended June 30, 1997 and for the six-month period ended December 31, 1997. These Pro Forma Statements reflect how the Registrant's consolidated balance sheet might have appeared if the transaction had occurred on December 28, 1997 and how the Registrant's consolidated statements of income for the year ended June 28, 1997 and the six-months ended December 28, 1997 might have appeared if the transactions had occurred at the beginning of each respective period. The Registrant will account for the acquisition of United using the purchase method of accounting.

The Pro Forma Statements are unaudited and should be read in conjunction with the accompanying notes thereto and with the historical financial statements and related notes of the Registrant and United. The pro forma purchase adjustments are based on assumptions and estimates made specifically for the purpose of preparing these Pro Forma Statements. In the opinion of the Registrant's management, these Pro Forma Statements are reasonable under the circumstances.




                           MILLER BUILDING SYSTEMS, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             As of December 28, 1997
                                   (Unaudited)
                                 (In Thousands)

                                         Historical                Pro Forma

                            Miller Building     United
   ASSETS                    Systems, Inc.  Structures, Inc.
                               12/28/97        12/31/97      Adj.   Consolidated
Current assets:
  Cash and cash equivalents      $    167     $     295    $    -      $    462
  Receivables                       7,141         3,508         -        10,649
  Inventories                       3,850         1,169         -         5,019
  Deferred income taxes               448           -           -           448
  Property held for sale              392           -           -           392
  Other current assets                194           -           -           194

    Total current assets           12,192         4,972         -        17,164

Property, plant and
 equipment net                      7,146           366       (219)(1)    7,293

Goodwill                               18           -        3,363 (2)    3,381
Other assets                           88           -           -            88

    Total assets                 $ 19,444      $  5,338   $  3,144     $ 27,926


  LIABILITIES AND STOCKHOLDERS  EQUITY

Current liabilities:
  Short-term borrowings          $  1,500      $  1,100   $  2,000 (3) $  4,600
  Current maturities of
   long-term debt                     133            28         (9)(1)      152
  Accounts payable                  2,119         1,468         -         3,712
  Accrued income taxes                282           -           -           282
  Accrued expenses and other          806         1,447        125 (3)    2,253

    Total current liabilities       4,840         4,043      2,116       10,999

Long-term debt, less
 current maturities                 1,233           102        (29)(1)    1,306
Deferred income taxes                 133           -           -           133
Other                                  17           -           -            17

    Total liabilities               6,223         4,145      2,087       12,455

Stockholders  equity
   Common stock                        40             1         (1)(4)       40
   Additional paid-in capital      11,455           -           -        11,455
   Retained earnings                4,561         1,192        223 (3)(4) 5,976
   Treasury stock, at cost         (2,835)          -          835 (3)   (2,000)

    Total stockholders' equity     13,221         1,193      1,057       15,471

    Total Liabilities and
       stockholders' equity      $ 19,444      $  5,338   $  3,144     $ 27,926

See accompanying notes to pro forma condensed consolidated financial statements

                           MILLER BUILDING SYSTEMS, INC.
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    For the six months ended December 28, 1997
                                    (Unaudited)
                       (In thousands, except per share data)

                                     Historical               Pro Forma
                        Miller Building       United
                         Systems, Inc.    Structures, Inc.
                        Six Months Ended  Six Months Ended
                            12/28/97          12/31/97       Adj.   Consolidated

Net sales                   $ 23,721          $  6,847    $    -       $ 30,568

 Costs and expenses:
   Cost of products sold      19,136             4,414         84 (5)    23,634
   Selling, general
     and admin.                2,972             1,492         -          4,464
   Interest expense               95                56         85 (6)       236
   Other income                  -                 (15)        -            (15)

INCOME BEFORE INCOME TAXES     1,518               900       (169)        2,249

Income taxes                     576               342 (7)    (64)(8)       854

NET INCOME                  $    942          $    558    $  (105)     $  1,395

Earnings per share
  of common stock:
    Basic                   $   0.29                                   $   0.40
    Diluted                 $   0.28                                   $   0.39

Number of shares used in
  computation of earnings
  per share:
    Basic                  3,245,372                                  3,470,372
    Diluted                3,397,435                                  3,622,435

See accompanying notes to pro forma condensed consolidated financial statements






                          MILLER BUILDING SYSTEMS, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                         For the year ended June 28, 1997
                                   (Unaudited)
                      (In thousands, except per share data)

                                    Historical                Pro Forma
                        Miller Building       United
                         Systems, Inc.    Structures, Inc.
                          Year Ended    Twelve Months Ended
                            6/28/97           6/30/97        Adj.   Consolidated

Net sales                  $ 46,287          $  6,595      $   -       $ 52,882

Costs and expenses:
  Cost of products sold      37,323             5,564        168 (5)     43,055
  Selling, general
    and admin.                6,334               321         -           6,655
  Interest expense              155                60        166 (6)        381
  Other income                 (105)              -           -            (105)

INCOME BEFORE INCOME TAXES    2,580               650       (334)         2,896

Income taxes                  1,006               247 (7)   (127)(8)      1,126

NET INCOME                 $  1,574          $    403     $ (207)      $  1,770

Earnings per share
  of common stock:
    Basic                  $   0.50                                    $   0.52
    Diluted                $   0.47                                    $   0.49

Number of shares used in
  computation of earnings
  per share:
   Basic                   3,157,706                                   3,382,706
   Diluted                 3,355,540                                   3,580,540

See accompanying notes to pro forma condensed consolidated financial statements.



                       MILLER BUILDING SYSTEMS, INC.
                            NOTES TO PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For purposes of the unaudited pro forma condensed consolidated balance sheet, it is assumed the transaction occurred on December 28, 1997. For purposes of the unaudited pro forma consolidated statements of income, it is assumed the transaction occurred at the beginning of each respective period presented.

A summary of the acquisition of United by the Registrant and the related pro forma adjustments reflected in the accompanying Pro Forma Statements are as follows:

Cost of acquisition (in thousands):

   Purchase Price of all of the issued and
      outstanding common stock of United:
           Cash                                           $    2,000
           Common stock of the Registrant                      2,250
           Estimated acquisition costs                           125

                                                          $    4,375
Net assets acquired (in thousands):

  Stockholders' equity of United as of December 31, 1997 $ 1,193 (4) (Assets) and liabilities retained by stockholders of
  United
    Leasehold improvements                                      (188) (1)
    Equipment                                                    (39) (1)
   Accumulated depreciation                                        8  (1)
   Current maturities of long-term debt                            9  (1)
   Long-term debt                                                 29  (1)

   Goodwill                                                    3,363  (2)

                                                          $    4,375


(1) Adjustment for the retention of certain assets and liabilities by stockholders of United.

(2) To record goodwill associated with the acquisition of United by the Registrant.

(3) To reflect the issuance by Registrant of 225,000 shares of Common Stock at $10.00 per share (market value) from treasury stock (cost $3.71 per share), the borrowing of $2,000,000 on the Registrant's revolving line of credit and the accrual of $125,000 of direct acquisition costs.
     (The issuance of 225,000 shares of Common Stock assumes the maximum earnout provisions contained in the Stock Purchase Agreement).

(4)  Elimination of the stockholders' equity of United.



                       MILLER BUILDING SYSTEMS, INC.
                            NOTES TO PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, Continued

(5) To record increased amortization expense resulting from the recording of goodwill in the amount of $3,363,000. Goodwill is being amortized using the straight-line method over a 20-year period.

(6) To reflect interest expense resulting from the Registrant's borrowing on its revolving line of credit. For the year ended June 28, 1997, the amount of interest expense is based upon an outstanding principle balance of $2,000,000 and an effective borrowing rate of 8.3%. For the six months ended December 28, 1997, the amount of interest expense is based upon an outstanding principle balance of $2,000,000 and an interest rate of 8.5%. The interest rate reflects the rate the Registrant believes it would have incurred during the period based on the terms of its borrowing arrangements.

(7) To apply federal and state income taxes to the pre-tax income of United assuming an effective tax rate of 38%. United previously had elected to be taxed as a S Corporation and, accordingly, no provision for income taxes had been made in United's historical financial statements.

(8) Income tax effect of adjustments (5) and (6). The Registrant intends to make a Section 338 election to treat this stock purchase as an asset purchase and, accordingly, goodwill will be deductible over a fifteen-year period.